UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 8, 2005

Goody’s Family Clothing, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

0-19526 (Commission File Number)	62-0793974 (I.R.S. Employer Identification Number)
400 Goody’s Lane, Knoxville, Tennessee 37922
(Address of Principal Executive Offices) (Zip Code)
(865) 966-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 8, 2005, Goody’s Family Clothing, Inc. (the “Company”) entered into a Separation and General Release Agreement (the “Agreement”) with Max W. Jones, its former Executive Vice President, Merchandising, and included as Exhibit 10.107. Mr. Jones voluntarily resigned from the Company effective June 14, 2005 to pursue other opportunities. Mr. Jones had the right to revoke the Agreement at any time during the seven days following his execution of the Agreement. The Agreement became effective on July 16, 2005. Pursuant to the Agreement, Mr. Jones received a one-time severance payment of $400,000, less applicable tax withholding and other standard deductions.
The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the Agreement which is attached hereto as Exhibit 10.107 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The Agreement terminates the Employment Agreement, dated as of July 31, 2000, between Mr. Jones and the Company (the “Employment Agreement”). The Employment Agreement provided for an annual salary of $310,000, which was subsequently increased to $400,000 and for a severance payment equal to one year annual base salary plus a pro rated bonus payment, in the event of a termination without cause or a constructive termination. The Employment Agreement also provided for additional compensation to Mr. Jones in the event of a change of control of the Company.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits:
10.107	Separation and General Release Agreement between the Registrant and Max W. Jones, dated July 8, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goody’s Family Clothing, Inc.
Date: August 10, 2005	By	/s/ Edward R. Carlin
Edward R. Carlin
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.107	Separation and General Release Agreement between the Registrant and Max W. Jones, dated July 8, 2005